Joint Filer Information

Name:	Deerfield Mgmt, L.P., Deerfield Management Company, L.P., and Deerfield Partners, L.P.

Address:	780 Third Avenue, 37th Floor New York, NY 10017

Designated Filer:	James E. Flynn

Issuer and Ticker Symbol:	Generation Bio Co. [GBIO]

Date of Event Requiring Statement:	June 11, 2020

The undersigned, Deerfield Mgmt, L.P., Deerfield Management Company, L.P. and Deerfield Partners, L.P., are jointly filing the attached Initial Statement of Beneficial Ownership on Form 3 with James E. Flynn with respect to the beneficial ownership of securities of Generation Bio Co.

Signatures:

DEERFIELD MGMT, L.P. By: J.E. Flynn Capital, LLC, General Partner By: /s/ Jonathan Isler Jonathan Isler, Attorney-In-Fact

DEERFIELD MANAGEMENT COMPANY, L.P. By: Flynn Management LLC, General Partner By: /s/ Jonathan Isler Jonathan Isler, Attorney-In-Fact

DEERFIELD PARTNERS, L.P. By: Deerfield Mgmt, L.P., General Partner By: J.E. Flynn Capital, LLC, General Partner By: /s/ Jonathan Isler Jonathan Isler, Attorney-In-Fact